EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Syratech Corporation (the "Company") on Form S-3 of our reports dated February 7, 1997 (February 14, 1997 as to Note 15) and February 7, 1997, appearing in (i) Amendment No. 1 to Registration Statement No. 333-18133 of Syratech Corporation on Form S-3 and (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 9, 1997